UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

 Pursuant to section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2009

KENNETH COLE PRODUCTIONS, INC.

 (Exact name of registrant as specified in its charter)

New York

1-13082

13-3131650

(State or other jurisdiction of

(Commission

(IRS Employer

incorporation)

File Number)

Identification No)

603 West 50th Street, New York, NY 10019

(Address of principal executive offices)(Zip code)

Registrant’s telephone number, including area code (212) 265-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective February 27, 2009, the Company and Richard Olicker, President of Wholesale and Executive Vice President, agreed to part ways.  His responsibilities will be temporarily assumed by other members of the Company’s management.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1 Press Release dated February 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kenneth Cole Productions, Inc.

Registrant

Dated:  February 27, 2009

By:      /s/ DAVID P. EDELMAN

Name: David P. Edelman

Title:   Chief Financial Officer

Exhibit Index

Description

Exhibit No.  99.1

Press Release dated February 27, 2009

Exhibit 99.1

Company Contact:	Investor Relations Contact:
David Edelman	James R. Palczynski
Chief Financial Officer	Principal
Kenneth Cole Productions, Inc.	Integrated Corporate Relations, Inc.
(212) 265-1500	(203) 682-8229

KENNETH COLE PRODUCTIONS, INC. ANNOUNCES DEPARTURE OF RICHARD OLICKER, PRESIDENT OF WHOLESALE

NEW YORK, FEBRUARY 27, 2009 - Kenneth Cole Productions, Inc. (NYSE:KCP) announced today that Richard Olicker, President of Wholesale and Executive Vice President of the corporation, will be leaving the Company effective today to pursue other interests.  In his role at Kenneth Cole, Mr. Olicker had responsibility for wholesale sales and production of all footwear and handbags.  The parties reached the decision mutually after the Company decided to restructure the role.

Commenting on Mr. Olicker’s departure, Jill Granoff, Chief Executive Officer, said, "We thank Richard for his valuable contributions to the Company during the past three years.  Richard was instrumental in guiding our wholesale business. While we are disappointed to see him leave, we have a deep bench of management talent with footwear expertise, and I am confident this will be a relatively seamless transition.  Kenneth and I wish Richard only the best in his future endeavors.”

The Company expects to name a new President of Wholesale with responsibility for all product categories in the coming weeks.

About Kenneth Cole Productions, Inc.

Kenneth Cole Productions, Inc. designs, sources, and markets a broad range of footwear, handbags, apparel and accessories under the brand names Kenneth Cole New York; Kenneth Cole Reaction; Unlisted, Le Tigre, as well as footwear under the proprietary trademark Gentle Souls.  The Company has also granted a wide variety of third party licenses for the production of men's, women's and children's apparel as well as fragrances, watches, jewelry, eyewear, and several other accessory categories. The Company's products are distributed through department stores, better specialty stores, company-owned retail stores and its e-commerce website. Further information can be found at http://www.kennethcole.com.

Forward Looking Statement Disclosure

The statements contained in this release, which are not historical facts, may be deemed to constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual future results might differ materially from those projected in such statements due to a number of risks and uncertainties, including but not limited to, demand and competition for the company's products, the ability to enter into new product license agreements or to renew or replace existing product licensee agreements, changes in consumer preferences or fashion trends, delays in anticipated store openings, and changes in the Company's relationships with retailers, licensees, vendors and other resources. The forward looking statements contained herein are also subject to other risks and uncertainties that are described in the Company's reports and registration statements filed with the Securities and Exchange Commission.